Exhibit 99.2

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES
(Unaudited)

Six Months Ended June 30, 2023 and 2022

TABLE OF CONTENTS

Page
Statements of Revenues and Direct Operating Expenses (Unaudited)	3
Notes to Statements of Revenues and Direct Operating Expenses (Unaudited)	4

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (UNAUDITED)

	Six Months Ended June 30,
	2023	2022
Revenues	$65,069,731	$82,570,338
Direct operating expenses	3,633,499	5,212,664
Excess of revenues over direct operating expenses	$61,436,232	$77,357,674

See accompanying Notes to the Combined Statements of Revenues and Direct Operating Expenses

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

NOTES TO THE COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (UNAUDITED)
1.Basis of Presentation

On September 4, 2023, Royalty Asset Holdings, LP, Royalty Asset Holdings II, LP and Saxum Asset Holdings, LP (collectively, “Sellers,” and affiliates of Warwick Capital Partners and GRP Energy Capital) entered into a definitive purchase and sale agreement (the “Purchase Agreement”) with Viper Energy Partners LP (“Viper”) and its operating subsidiary Viper Energy Partners LLC, to sell their title and interest in and to certain mineral interests, overriding royalty interests, royalty interests and non-participating royalty interests in oil, gas, and other hydrocarbons (the “Pending Acquisition”). The assets being acquired in the Pending Acquisition represent a total of approximately 7,300 net royalty acres, of which approximately 4,600 net royalty acres are located in the Permian Basin, primarily in the Midland and Delaware basins, and approximately 2,700 net royalty acres are located in other major basins (the “Properties”).

The accompanying Combined Statements of Revenues and Direct Operating Expenses represent the direct undivided interests in the revenues and direct operating expenses associated with the Properties. The Combined Statements of Revenues and Direct Operating Expenses have been derived from the combined historical financial records of the Sellers. For purposes of these statements, all properties identified in the purchase and sale agreement are included herein. The accompanying Statements of Revenues and Direct Operating Expenses vary from a complete income statement in accordance with U.S. GAAP in that they do not reflect certain expenses incurred in connection with the ownership and operation of the Properties, including but not limited to depletion, general and administrative expenses and other income. In addition, these Combined Statements of Revenues and Direct Operating Expenses are not indicative of future results of operations for the Properties.

The accompanying Combined Statements of Revenues and Direct Operating Expenses for the six months ended June 30, 2023 and 2022 are unaudited and have been prepared on the same basis as the annual Combined Statements of Revenues and Direct Operating Expenses. In the opinion of management, such unaudited interim Combined Statements of Revenues and Direct Operating Expenses reflect all normal recurring adjustments necessary for a fair presentation of the revenues and direct operating expenses of the properties included in the Pending Acquisition.

2.    Summary of Significant Accounting Policies

Use of Estimates in the Preparation of Financial Statements

The Combined Statements of Revenues and Direct Operating Expenses are derived from the Sellers’ historical combined operating statements. For the six months ended June 30, 2023, management made certain estimates and assumptions related to accrued revenues and ad valorem tax in the preparation of the Combined Statements of Revenues and Direct Operating Expenses which may affect the amounts reported. Actual results could differ from those estimates. Revenues and direct operating expenses relate to the historical net royalty interests in the Properties.

ROYALTY ASSET HOLDINGS, LP
ROYALTY ASSET HOLDINGS II, LP
SAXUM ASSET HOLDINGS, LP

NOTES TO THE COMBINED STATEMENTS OF REVENUES AND DIRECT OPERATING EXPENSES (UNAUDITED)
Revenue Recognition

Oil and gas sales

Revenues from oil, natural gas and natural gas liquids are generally recognized when control of the product is transferred to the purchaser, which is the point where performance obligations are satisfied, based on the Sellers’ percentage ownership share of the revenue, net of any deductions for gathering and transportation.

Lease bonus revenue

Lease bonus revenue is generated by leasing the mineral interests in the Properties to exploration and production companies and is recorded when the lease agreement has been executed, payment has been received, and there is no longer an obligation to refund the payment.

Direct Operating Expenses

Direct operating expenses are recognized when incurred and consist of severance and other taxes, which are the only direct expenses of operating the Properties. In general, severance taxes are calculated by tax jurisdictions as a percentage of current year revenues from oil, natural gas and natural gas liquids. Other taxes, such as ad valorem taxes are based, among other factors, on property values driven by prior year commodity prices.

3. Subsequent Events

Subsequent events have been evaluated through October 11, 2023, the date the Combined Statements of Revenues and Direct Operating Expenses were issued. No subsequent events of a material nature other than those described in Note 1 have been identified that require recognition or disclosure.

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